                                                                    EXHIBIT 12.1
Amkor Technology, Inc.
Computation of Ratio of Earnings to Fixed Charges

                                                                                                   Quarter
                                                          Year Ended December 31,                   Ended
                                             ---------------------------------------------------    March
                                              1995       1996      1997        1998       1999       2000
                                             ------     ------    -------     -------    -------    ------
Earnings
  Earnings before taxes/equity in Earnings   67,023     43,012     61,006     100,735    105,288    44,776

  Interest Expense                           17,319     27,716     37,993      25,860     61,803    17,151

  Amortization of Debt Issuance Costs             0          0          0       1,217      3,466       846

  Interest Portion of Rent                    1,218      1,822      2,236       2,584      3,481       913

  Less Earnings/(loss) in Affiliates            -95        661        512           0     -2,622         0
                                             -------------------------------------------------------------

  Earnings                                   85,655     71,889    100,723     130,396    176,660    63,686
                                             -------------------------------------------------------------
Fixed Charges
  Interest Expense                           17,319     27,716     37,993      25,860     61,803    17,151

  Amortization of Debt Issuance Costs             0          0          0       1,217      3,466       846

  Interest Portion of Rent                    1,218      1,822      2,236       2,584      3,481       913
                                             -------------------------------------------------------------

  Fixed Charges                              18,537     29,538     40,229      29,661     68,750    18,910
                                             -------------------------------------------------------------

Ratio of Earnings to Fixed Charges              4.6        2.4        2.5         4.4        2.6       3.4
                                             =============================================================